                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]
--------------------------------------------------------------------------------

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Under Rule 14a-12

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             THE MEDICINES COMPANY
                (Name of Registrant as Specified in Its Charter)

                   (Name of Person(s) Filing Proxy Statement
                         if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

      [X]   No Fee Required.

      [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            (1) Title of each class of securities to which transaction applies:

            (2)  Aggregate number of securities to which transaction applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            (4)  Proposed maximum aggregate value of transaction:

            (5)  Total fee paid:

      [ ]   Fee paid previously with preliminary materials.

            Check box if any part of the fee is offset as provided by
      [ ] Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)  Amount Previously Paid:

            (2)  Form, Schedule or Registration Statement No.:

            (3)  Filing Party:

            (4)  Date Filed:

     [THE MEDICINES COMPANY LOGO]

                 May 5, 2003

                 To Our Stockholders:

                 We are pleased to invite you to our 2003 annual meeting of stockholders. The meeting will take place on Thursday, May 29, 2003 at 10:00 a.m., local time, at our principal executive offices, located at 8 Campus Drive, Parsippany, New Jersey 07054. Annual meetings play an important role in maintaining communications and understanding among our management, board of directors and stockholders, and we hope you will join us.

                 On the pages following this letter you will find the notice of our 2003 annual meeting of stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice. We have also enclosed a proxy card and our annual report to stockholders for the year ended December 31, 2002, as well as our annual report on Form 10-K filed with the Securities and Exchange Commission, which contains audited consolidated financial statements and other information of interest to our stockholders.

                 The ability to have your vote counted at the meeting is an important stockholder right. Regardless of the number of shares you hold, and whether or not you plan to attend the meeting, we hope that you will cast your vote. If you are a stockholder of record, you may vote by mailing the enclosed proxy card in the envelope provided. You will find voting instructions in the proxy statement and on the enclosed proxy card. If your shares are held in "street name" -- that is, held for your account by a broker or other nominee -- you will receive instructions from the holder of record that you must follow for your shares to be voted.

                 Thank you for your ongoing support and continued interest in The Medicines Company.

                 Sincerely,


                        /s/ Clive A. Meanwell                /s/ David M. Stack
                          CLIVE A. MEANWELL                    DAVID M. STACK
                          Executive Chairman            President and Chief Executive
                                                                   Officer

                             THE MEDICINES COMPANY
                                 8 CAMPUS DRIVE
                          PARSIPPANY, NEW JERSEY 07054

                 NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE.................   10:00 a.m., local time, on Thursday, May 29,
                                 2003

PLACE.........................   8 Campus Drive, Parsippany, New Jersey 07054

ITEMS OF BUSINESS.............   At the meeting, we will ask you and our other
                                 stockholders to:

                                 (1) elect four class 3 directors for terms to
                                     expire at the 2006 annual meeting of
                                     stockholders;

                                 (2) ratify the appointment of Ernst & Young LLP
                                     as our independent auditors for the year ending December 31, 2003; and

                                 (3) transact any other business as may properly
                                     come before the meeting or any postponement or adjournment of the meeting.

                                 The board of directors has no knowledge of any other business to be transacted at the annual meeting.

RECORD DATE...................   You may vote if you were a stockholder of
                                 record at the close of business on April 15, 2003.

PROXY VOTING..................   It is important that your shares be represented
                                 and voted at the meeting. Whether or not you plan to attend the meeting, please mark, sign, date and promptly mail your proxy card in the enclosed postage-paid envelope. You make revoke your proxy at any time before its exercise at the meeting.

                                          By order of the Board of Directors,

                                          /s/ Steven H. Koehler
                                          STEVEN H. KOEHLER
                                          Secretary

May 5, 2003
Parsippany, New Jersey

                               TABLE OF CONTENTS


INFORMATION ABOUT THE ANNUAL MEETING........................     1
  Who may vote?.............................................     1
  How may I vote?...........................................     1
  May I vote if my shares are held in "street name?"........     2
  How may I change my vote?.................................     2
  What constitutes a quorum?................................     2
  What vote is required to approve each matter?.............     2
  How will votes be counted?................................     3
  How does the board of directors recommend that I vote?....     3
  Will any other business be conducted at the annual
     meeting?...............................................     3
  Who pays for the solicitation of proxies?.................     3
  How and when may I submit a proposal for the 2004 annual
     meeting?...............................................     3
DISCUSSION OF PROPOSALS.....................................     4
  Proposal One: Election of Class 3 Directors...............     4
  Proposal Two: Ratification of Appointment of Independent
     Auditors...............................................     7
INFORMATION ABOUT CORPORATE GOVERNANCE......................     8
  Corporate Governance......................................     8
  Board and Committee Meetings..............................     8
  Compensation of Directors.................................     9
  Report of the Audit Committee of the Board of Directors...    10
  Certain Relationships and Related-Party Transactions......    11
INFORMATION ABOUT OUR EXECUTIVE OFFICERS....................    11
  Our Current Executive Officers............................    11
  Compensation of Our Executive Officers....................    12
  Executive Employment Agreements...........................    15
  Report of the Compensation Committee on Executive
     Compensation...........................................    16
  Compensation Committee Interlocks and Insider
     Participation..........................................    18
OTHER INFORMATION...........................................    18
  Principal Stockholders....................................    18
  Comparative Stock Performance.............................    21
  Section 16(a) Beneficial Ownership Reporting Compliance...    21
  Householding of Annual Meeting Materials..................    21

                             THE MEDICINES COMPANY
                                 8 CAMPUS DRIVE
                          PARSIPPANY, NEW JERSEY 07054

                                PROXY STATEMENT

       FOR OUR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2003

     The Medicines Company, a Delaware corporation (often referred to as "we" or "us" in this document), is sending you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2003 annual meeting of stockholders. The annual meeting will be held on Thursday, May 29, 2003, at 10 a.m., local time, at our principal executive offices at 8 Campus Drive, Parsippany, New Jersey 07054. If the annual meeting is adjourned for any reason, then the proxies may be used at any adjournments of the annual meeting.

     This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

     We are mailing this proxy statement and the enclosed proxy card to stockholders on or about May 5, 2003. In this mailing, we are also including copies of our annual report to stockholders for the year ended December 31, 2002.

     OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND INCLUDING FINANCIAL STATEMENTS, IS INCLUDED IN THIS MAILING AND IS ALSO AVAILABLE FREE OF CHARGE ON OUR WEBSITE AT WWW.THEMEDICINESCOMPANY.COM OR THROUGH THE SEC'S ELECTRONIC DATA SYSTEM AT WWW.SEC.GOV. TO REQUEST AN ADDITIONAL PRINTED COPY OF OUR FORM 10-K, WHICH WE WILL PROVIDE TO YOU FREE OF CHARGE, EITHER: WRITE TO INVESTORS RELATIONS, THE MEDICINES COMPANY, 8 CAMPUS DRIVE, PARSIPPANY, NEW JERSEY 07054, OR EMAIL INVESTOR RELATIONS AT INVESTOR.RELATIONS@THEMEDCO.COM.

                      INFORMATION ABOUT THE ANNUAL MEETING

WHO MAY VOTE?

     Holders of record of our common stock at the close of business on April 15, 2003 are entitled to one vote per share on each matter properly brought before the meeting. The proxy card states the number of shares you are entitled to vote.

     A list of stockholders entitled to vote will be available at the meeting. In addition, you may contact our Secretary, Steven H. Koehler, at our address as set forth above, to make arrangements to review a copy of the stockholder list at our offices, for any purpose germane to the meeting, between the hours of 8:30 A.M. and 5:00 P.M., local time, on any business day from May 19, 2003 up to the time of the meeting.

HOW MAY I VOTE?

     You may vote your shares at the meeting in person or by proxy:

     - to vote IN PERSON, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

     - to vote BY PROXY, you must mark, sign and date the enclosed proxy card and then mail the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you complete and return the proxy card before the meeting. By completing and returning the proxy card, you will direct the designated persons to vote your shares at the meeting in the manner you specify in the proxy card. If you complete the proxy card but don't provide voting instructions, then the designated persons will vote your shares FOR the election of the nominated directors and FOR ratification of the appointment of Ernst & Young LLP as our independent auditors for 2003.

MAY I VOTE IF MY SHARES ARE HELD IN "STREET NAME?"

     If the shares you own are held in "street name" by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

     Under the rules of The NASDAQ Stock Market, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to certain "non-discretionary" items. In the case of non-discretionary items, the shares will be treated as "broker non-votes." "Broker non-votes" are shares that are held in "street name" by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

     If you wish to come to the meeting to personally vote your shares held in street name, you will need to obtain a proxy card from the holder of record (i.e., your brokerage firm or bank).

HOW MAY I CHANGE MY VOTE?

     Even if you complete and return a proxy card, you may revoke it at any time before it is exercised by taking one of the following actions:

     - send written notice to Steven H. Koehler, our Secretary, at our address above;

     - send us another signed proxy with a later date; or

     - attend the meeting, notify our Secretary that you are present, and then vote by ballot.

WHAT CONSTITUTES A QUORUM?

     In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote at the meeting, that is, at least 23,352,386 shares.

     Shares of common stock represented in person or by proxy (including "broker non-votes" and shares that abstain or provide no voting instructions with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.

     If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

WHAT VOTE IS REQUIRED TO APPROVE EACH MATTER?

  PROPOSAL ONE -- ELECTION OF DIRECTORS

     Directors will be elected by a plurality of the shares of common stock voting at the meeting. In other words, the four nominees for director receiving the highest number of votes FOR election will be elected as directors, regardless of whether that number represents a majority of the votes cast.

     You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees.

  PROPOSAL TWO -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The affirmative vote of a majority of the shares of common stock voting on the matter is needed to ratify the appointment of Ernst & Young LLP as our independent auditors.

HOW WILL VOTES BE COUNTED?

     Each share of common stock will be counted as one vote. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, (1) if the holder of the shares either withholds authority in the proxy to vote for a particular director nominee or nominees, or abstains from voting on a particular matter, or (2) if the shares are broker non-votes. As a result, withheld shares, abstentions and broker non-votes will have no effect on the outcome of voting at the meeting.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

     Our board of directors recommends that you vote:

     - FOR proposal one -- elect our four nominees to the board of directors

     - FOR proposal two -- ratify the appointment of Ernst & Young as our independent auditors

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?

     Our board of directors does not know of any other business to be conducted or matters to be voted upon at the meeting. Under our by-laws, the deadline for stockholders to notify us of any proposals or nominations for director to be presented for action at the annual meeting has passed. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

WHO PAYS FOR THE SOLICITATION OF PROXIES?

     We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews, and other means. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable out-of-pocket expenses in connection with this distribution.

HOW AND WHEN MAY I SUBMIT A PROPOSAL FOR THE 2004 ANNUAL MEETING?

     If you are interested in submitting a proposal for inclusion in the proxy statement for our 2004 annual meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934. We must receive your proposal intended for inclusion in the proxy statement at our principal executive offices, 8 Campus Drive, Parsippany, New Jersey 07054 Attention:
Steven H. Koehler, Secretary, no later than January 6, 2004.

     If you wish to present a proposal at the 2004 annual meeting, but do not wish to have the proposal considered for inclusion in the proxy statement and proxy card, you must also give written notice to us at the address noted above. We must receive this notice at least 60 days, but not more than 90 days, prior to May 29, 2004. However, if the date of the 2004 annual meeting is prior to May 9, 2004 or after July 28, 2004, your notice must be received no earlier than the 90th day prior to the 2004 annual meeting and no later than the close of business on the later of the 60th day prior to the 2004 annual meeting and the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. If you fail to provide timely notice of a proposal to be presented at the 2004 annual meeting, the proxy holders designated by the board of directors will have discretionary authority to vote on that proposal.

                            DISCUSSION OF PROPOSALS

PROPOSAL ONE: ELECTION OF CLASS 3 DIRECTORS

     Our board of directors is divided into three classes and currently consists of three class 1 directors (William W. Crouse, T. Scott Johnson and David M. Stack), three class 2 directors (Robert J. Hugin, M. Fazle Husain and Clive A. Meanwell) and four class 3 directors (Leonard Bell, Armin M. Kessler, Robert G. Savage and James E. Thomas). The term of each class of directors is three years, and the terms of the three classes are staggered so that only one class is elected each year. At each annual meeting of stockholders, directors are elected to serve for a three-year term to succeed the directors of the same class whose terms are then expiring. The class 1, class 2 and class 3 directors were elected to serve until the annual meeting of stockholders to be held in 2004, 2005 and 2003, respectively, and until their respective successors are elected and qualified.

     Messrs. Crouse, Hugin and Savage joined our board of directors in April 2003. On the same date, Stewart J. Hen and Nicholas J. Lowcock resigned as directors of our company. Messrs. Lowcock and Hen were originally nominated to serve as directors by Warburg, Pincus Ventures, L.P. pursuant to the terms of a stockholders' voting agreement that we entered with certain of our stockholders in connection with the sale of shares of preferred stock prior to our initial public offering. Warburg, Pincus no longer holds any rights to nominate directors.

     Our board of directors, on the recommendation of our nomination committee, has nominated Leonard Bell, Armin M. Kessler, Robert G. Savage and James E. Thomas for election as class 3 directors. The persons named in the enclosed proxy card will vote to elect each of these nominees as a class 3 director, unless the proxy is marked otherwise. Each class 3 director will be elected to hold office until the 2006 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees is presently a director, and each has indicated a willingness to serve as director, if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors.

     Our board of directors recommends a vote FOR each of the nominees.

  DIRECTOR NOMINEES

     Set forth below are the names of each nominee for class 3 director, the year in which each first became a director, their ages as of April 1, 2003, their positions and offices with us, their principal occupations and business experience during the past five years and the names of other public companies for which they serve as a director.

LEONARD BELL
Age: 44

     Leonard Bell, M.D. has been a director since May 2000. Since January 1992, Dr. Bell has served as the Chief Executive Officer, Secretary and Treasurer of Alexion Pharmaceuticals, Inc., a pharmaceutical company. From January 1992 to March 2002, Dr. Bell also served as the President of Alexion Pharmaceuticals, Inc. Since 1993, Dr. Bell has served as an Adjunct Assistant Professor of Medicine and Pathology at the Yale University School of Medicine. From 1991 to 1992, Dr. Bell was an Assistant Professor of Medicine and Pathology and co-Director of the Program in Vascular Biology at the Yale University School of Medicine. From 1990 to 1992, Dr. Bell was an attending physician at the Yale-New Haven Hospital and an Assistant Professor in the Department of Internal Medicine at the Yale University School of Medicine. Dr. Bell was the recipient of the Physician Scientist Award from the National Institutes of Health and Grant-in-Aid from the American Heart Association. Dr. Bell is the recipient of various honors and awards from academic and professional organizations and his work has resulted in more than 45 scientific publications, invited presentations and patent applications. Dr. Bell is an invited Member of the State of Connecticut Governor's Council on Economic Competitiveness and Technology and a director of Connecticut United for Research Excellence, Inc. He also served as a director of the Biotechnology Research and Development

Corporation from 1993 to 1997. Dr. Bell currently also serves as a director of Alexion Pharmaceuticals, Inc. Dr. Bell received an A.B. from Brown University and an M.D. from the Yale University School of Medicine.

ARMIN M. KESSLER
Age: 65

     Armin M. Kessler has been a director since October 1998. Mr. Kessler joined us after a 35-year career in the pharmaceutical industry, which included senior management positions at Sandoz Pharma Ltd., Basel, Switzerland, United States and Japan (now Novartis Pharma AG) and, most recently, at Hoffmann-La Roche, Basel where he was Chief Operating Officer and Head of the Pharmaceutical Division until 1995. Mr. Kessler currently also serves as a director of Spectrum Pharmaceuticals, Inc. and Gen-Probe Incorporated. Mr. Kessler received degrees in physics and chemistry from the University of Pretoria, a degree in chemical engineering from the University of Cape Town, a law degree from Seton Hall and an honorary doctorate in business administration from the University of Pretoria.

ROBERT G. SAVAGE
Age: 49

     Robert G. Savage, M.B.A. has been a director since April 2003. From March 2002 to April 2003, Mr. Savage was Group Vice President, and President for the General Therapeutics and Inflammation Business, of Pharmacia Corporation, a research-based pharmaceutical firm acquired by Pfizer Inc. in April 2003. From September 1996 to January 2002, Mr. Savage held several senior positions with Johnson & Johnson, including Worldwide Chairman for the Pharmaceuticals Group during 2001, Company Group Chairman responsible for the North America pharmaceuticals business from 2000 to 2001, President, Ortho-McNeil Pharmaceuticals from 1998 to 2000 and Vice President Sales & Marketing from 1996 to 1998. From 1985 to 1996, Mr. Savage held several positions at Hoffmann-La Roche, Inc., a healthcare firm. He is a Board member of the New Jersey Neurological Institute and the New Jersey Society of Infectious Disease. Mr. Savage received a B.S. in biology from Upsala College and an M.B.A. from Rutgers University.

JAMES E. THOMAS
Age: 42

     James E. Thomas, M.Sc. has been a director since September 1996. Since March 2001, Mr. Thomas has served as a Managing Partner of Thomas, McNerney & Partners, LLC, a health care private equity investment fund. From 1989 to June 2000, Mr. Thomas served in various capacities, including from 1994 to 2000, as a Partner and Managing Director, at E.M. Warburg, Pincus & Co., LLC, a private equity investment firm. From 1984 to 1989, Mr. Thomas was a Vice President of Goldman Sachs International, an investment banking firm, in London. Mr. Thomas currently also serves as a director of Transkaryotic Therapies, Inc. and Wright Medical Group. Mr. Thomas received a B.Sc. in finance and economics from The Wharton School of the University of Pennsylvania and an M.Sc. in economics from the London School of Economics.

  OTHER CURRENT DIRECTORS

     Set forth below are the names of each of our other current directors, the year in which each first became a director, their ages as of April 1, 2003, their positions and offices with us, their principal occupations and business experience during the past five years and the names of other public companies of which they serve as a director.

Directors Whose Terms Expire in 2004 (Class 1 Directors)

WILLIAM W. CROUSE
Age: 60

     William W. Crouse, M.B.A. has been a director since April 2003. Since January 1994, Mr. Crouse has been a Managing Director of HealthCare Ventures, a venture capital firm with a focus on biotechnology firms. From 1987 to 1993, Mr. Crouse served as Worldwide President of Ortho Diagnostic Systems, a subsidiary of Johnson & Johnson that manufactures diagnostic tests for hospitals, and a Vice President of Johnson & Johnson International. Before joining Johnson & Johnson, Mr. Crouse was a Division Director of DuPont Pharmaceuticals Company, a pharmaceutical firm, where he was responsible for international operations and worldwide commercial development activities. Before joining Dupont, he served as President of Revlon Health Care Group's companies in Latin America, Canada, and Asia/Pacific. Mr. Crouse currently also serves as a director of Dendreon Corporation, which develops targeted therapies for the treatment of cancer. Mr. Crouse received a B.S. in finance and economics from Lehigh University and an M.B.A. from Pace University.

T. SCOTT JOHNSON
Age: 55

     T. Scott Johnson, M.D. has been a director since September 1996. In July 1999, Dr. Johnson founded JSB Partners, L.P., an investment bank focusing on mergers and acquisitions, private financings and corporate alliances within the health care sector. From September 1991 to July 1999, Dr. Johnson served as a founder and managing director of MPM Capital, L.P., a venture capital firm. Dr. Johnson received both a B.S. and an M.D. from the University of Alabama.

DAVID M. STACK
Age: 51

     David M. Stack has been our President and Chief Executive Officer and a director since September 2001. From April 2000 to September 2001, Mr. Stack served as a Senior Vice President. From January 2000 to September 2001, Mr. Stack also served as President and General Partner of Stack Pharmaceuticals, Inc., a commercialization, marketing and strategy consulting firm serving healthcare companies, and, from January 2000 to December 2001, as a Senior Advisor to the Chief Executive Officer of Innovex Inc., a contract pharmaceutical organization. Mr. Stack served as President and General Manager of Innovex Inc. from May 1995 to December 1999. Mr. Stack currently also serves as a director of BioImaging Technologies, Inc. Mr. Stack received a B.S. in biology from Siena College and a B.S. in pharmacy from Albany College of Pharmacy.

Directors Whose Terms Expire in 2005 (Class 2 Directors)

ROBERT J. HUGIN
Age: 48

     Robert J. Hugin, M.B.A. has been a director since April 2003. Since June 1999, Mr. Hugin has been the Senior Vice President and Chief Financial Officer of Celgene Corporation, a pharmaceutical company focused on cancer and immunological diseases. From 1985 to April 1999, Mr. Hugin held positions with J.P. Morgan & Co. Inc., an investment banking firm, serving most recently as a Managing Director. Mr. Hugin also currently serves as a director of Celgene Corporation. Mr. Hugin received an A.B. from Princeton University and an M.B.A. from the University of Virginia.

M. FAZLE HUSAIN
Age: 38

     M. Fazle Husain, M.B.A. has been a director since September 1998. Since 1987, Mr. Husain has been employed by Morgan Stanley & Co. Incorporated, an investment banking firm, and is currently a Managing

Director. Mr. Husain is also a Managing Director of Morgan Stanley Venture Capital III, Inc. Mr. Husain focuses primarily on investments in the health care industry, including health care services, medical technology and health care information technology. He currently also serves as a director of Allscripts Healthcare Solutions, Inc., Healthstream, Inc., Cross Country, Inc. and several privately held companies. Mr. Husain received an Sc.B. degree in chemical engineering from Brown University and an M.B.A. from the Harvard Graduate School of Business Administration.

CLIVE A. MEANWELL
Age: 45

     Clive A. Meanwell, M.D., Ph.D. has been a director since the inception of our company in July 1996 and has served as our Executive Chairman since September 2001. From 1996 to September 2001, Dr. Meanwell served as our Chief Executive Officer and President. From 1995 to 1996, Dr. Meanwell was a Partner and Managing Director at MPM Capital L.P., a venture capital firm. From 1986 to 1995, Dr. Meanwell held various positions at Hoffmann-La Roche, Inc., a pharmaceutical company, including Senior Vice President from 1992 to 1995, Vice President from 1991 to 1992 and Director of Product Development from 1986 to 1991. Dr. Meanwell currently serves as a director of Endo Pharmaceuticals Inc. Dr. Meanwell received an M.D. and a Ph.D. from the University of Birmingham, United Kingdom.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Our board of directors and our audit committee have appointed the firm of Ernst & Young LLP as our independent auditors for the year ending December 31, 2003. Ernst & Young LLP has been our independent auditors since our inception in 1996. Although stockholder approval of the appointment of Ernst & Young LLP is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the meeting, our board of directors and our audit committee will reconsider this appointment.

     We expect representatives of Ernst & Young LLP to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     Our board of directors recommends a vote FOR this proposal.

  INDEPENDENT AUDITORS FEES AND OTHER MATTERS

  Aggregate Fees

     The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2002 and December 31, 2001 by Ernst & Young LLP.

                                                                2002       2001
                                                              --------   --------
Audit Fees..................................................  $373,000   $402,000
Audit-Related Fees..........................................        --         --
Tax Fees....................................................    29,000     28,000
All Other Fees..............................................        --         --

  Audit Fees

     Audit fees consisted of fees for professional services rendered in connection with the audit of our annual financial statements for 2002 and 2001, respectively, reviews of financial statements included in our quarterly reports on Form 10-Q and in our registration statements, and accounting consultations related to the audited financial statements.

  Audit-Related Fees

     No audit-related services were provided by Ernst & Young LLP in 2002 or 2001.

  Tax Fees

     Tax fees consisted of fees in connection with tax compliance, tax advice and tax planning, including preparation of annual corporate tax returns.

  All Other Fees

     No other services were provided by Ernst & Young LLP in 2002 or 2001.

                     INFORMATION ABOUT CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

     We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. During the past year, we have been reviewing our corporate governance policies and practices and comparing them against those identified as best practices by various authorities in corporate governance and the practices of other public companies. We have also been mindful of the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the SEC, and the proposed new listing standards of the NASDAQ National Market. We have implemented new practices and procedures over the past year in response to these developments, and we expect to continue to review and, when appropriate, further strengthen our corporate governance procedures over the course of the next year.

BOARD AND COMMITTEE MEETINGS

     The board of directors met ten times during 2002, including regular, special and telephone meetings. Except for Dr. Bell, each director who served as a director during 2002 attended at least 75% of the aggregate of: (1) the total number of board meetings held during 2002 and (2) the total number of meetings held by all board committees on which he served (during the period in which he was a member of such committees).

     The board of directors has an audit committee, a compensation committee and a nomination committee.

  AUDIT COMMITTEE

     Messrs. Hugin, Husain and Kessler, and Dr. Johnson currently serve on the audit committee. The audit committee assists our board of directors in its oversight of:

     - the integrity of our financial statements;

     - the independent auditor's qualifications and independence; and

     - the performance of our independent auditors.

     The audit committee has direct responsibility for the appointment, compensation, retention and oversight of the work of our independent auditors, Ernst & Young LLP. All audit services, and all non-audit services that are expected to result in billings to us of more than $15,000, must be approved in advance by the audit committee.

     The audit committee met seven times during 2002. The audit committee, together with our board of directors, has appointed Ernst & Young as our independent auditors for the year ending December 31, 2003 and recommended that the appointment be submitted to our stockholders for ratification.

  COMPENSATION COMMITTEE

     Messrs. Kessler and Thomas currently serve on the compensation committee. The compensation committee is responsible for establishing compensation policies and levels with respect to our executive officers, including our chief executive officers, and directors. The compensation committee also administers our 1998 stock incentive plan, 2000 employee stock purchase plan, 2000 outside director stock option plan and 2001 non-officer, non-director employee stock incentive plan, and grants stock options to our executive officers. The compensation committee met seven times and acted by unanimous written consent on two occasions during 2002.

  NOMINATION COMMITTEE

     Drs. Bell and Johnson, and Messrs. Kessler and Thomas currently serve on the nomination committee. The nomination committee identifies individuals qualified to become board members and recommends to the board the persons to be nominated by the board for election as directors at the annual meeting of stockholders. The nomination committee was established in December 2002 and does not currently have procedures for the consideration of director nominees recommended by stockholders.

COMPENSATION OF DIRECTORS

  FEES AND EXPENSES

     During 2002, we paid our non-employee directors $2,500 for each face-to-face meeting of the board of directors that they attended and $500 for each telephonic meeting in which they participated. Effective January 1, 2003, each of our non-employee director who attends, either in person or by telephone, at least 75% of the meetings of the board held during the time such director is serving will receive an annual payment of $12,500. In addition, each member of our audit, compensation and nomination committees who attends, either in person or by telephone, at least 75% of the meetings of the committee on which he served during the time in which he served, will receive an additional annual payment of $12,500. We also reimburse all directors for customary and reasonable expenses incurred in attending board and board committee meetings.

     In addition, we grant our non-employee directors stock options under our 2000 outside director stock option plan, as described below, and we may grant our non-employee directors stock options and other equity awards under our 1998 stock incentive plan. Since January 1, 2002, we have made the following grants:

     - In May 2002, we granted each of Drs. Bell and Johnson, and Messrs. Husain, Kessler and Thomas a non-statutory stock option under our 2000 outside director plan to purchase 7,500 shares of common stock at an exercise price of $8.51 per share. The options vest in 48 equal monthly installments commencing one month after the date of grant.

     - In May 2002, we granted each of Messrs. Hen and Lowcock, who were then serving as directors, a non-statutory stock option under our 2000 outside director plan to purchase 7,500 shares of common stock at an exercise price of $8.51 per share. Each of the options ceased vesting upon the resignations of Messrs. Hen and Lowcock from our board of directors in April 2003, but may be exercised to purchase 1,563 shares until April 22, 2004.

     - In April 2003, we granted each of Messrs. Crouse, Hugin and Savage a non-statutory stock option under our 2000 outside director plan to purchase 20,000 shares of common stock at an exercise price of $17.19 per share. The options vest in 48 equal monthly installments commencing one month after the date of grant.

  2000 OUTSIDE DIRECTOR STOCK OPTION PLAN

     Our director plan was adopted by our board of directors on May 15, 2000 and amended on December 10, 2002. Under the director plan, our non-employee directors are eligible to receive non-statutory options to purchase shares of our common stock. A total of 250,000 shares of our common stock may be issued upon the exercise of options granted under the plan, and as of December 31, 2002, options to purchase 145,000 shares of our common stock were outstanding under the plan.

     Under the terms of the director plan, as amended, each non-employee director will be granted an option to purchase 20,000 shares of common stock on the date of his initial election to our board of directors.

In addition, beginning with the 2003 annual meeting of stockholders, each non-employee director will receive an option to purchase 12,500 shares of our common stock on the date of each annual meeting of our stockholders.

     All options granted under the director plan vest in 48 equal monthly installments commencing one month after the date of grant and have an exercise price per share equal to the closing sale price of our common stock on the NASDAQ National Market on the date of grant. An optionee may exercise his option only while he is a director and for one year after he ceases to be a director. Unexercised options expire ten years after the date of grant. Options granted under the director plan are not transferable or assignable other than by will or the laws of descent and distribution and expire upon an acquisition event, which is defined to mean (1) any merger or consolidation which results in our stockholders prior to the transaction holding less than a majority of the voting power of the surviving or acquiring entity immediately after the transaction,
(2) any sale of all or substantially all of our assets or (3) our complete liquidation.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The audit committee of the board of directors acts under a written charter first adopted and approved by the board in May 2000. The members of the audit committee are independent, as defined by the audit committee's charter and the listing standards of the NASDAQ National Market.

     The audit committee reviewed The Medicines Company's audited financial statements for 2002 and discussed these financial statements with the company's management. The Medicines Company's management is primarily responsible for the financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Medicines Company's independent auditors are responsible for performing an independent audit of, and issuing a report on, those financial statements. The audit committee is responsible for monitoring and overseeing these processes. The audit committee's duties and responsibilities do not include conducting audits or accounting reviews.

     As appropriate, the audit committee reviews and evaluates, and discusses with management, internal accounting, financial and auditing personnel and the independent auditors, the following:

     - the plan for, and the independent auditors' report on, each audit of The Medicines Company's financial statements;

     - The Medicines Company's financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

     - management's selection, application and disclosure of critical accounting policies;

     - changes in The Medicines Company's accounting practices, principles, controls or methodologies;

     - significant developments or changes in accounting rules applicable to The Medicines Company; and

     - the adequacy of The Medicines Company's internal controls and accounting, financial and auditing personnel.

     The audit committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Ernst & Young LLP, The Medicines Company's independent auditors. This statement requires Ernst & Young to discuss with The Medicines Company's audit committee, among other things, the following:

     - methods to account for significant unusual transactions;

     - the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     - the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

     - disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

     Ernst & Young provided the audit committee with written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the audit committee discussed with Ernst & Young their independence of The Medicines Company. The audit committee also considered whether The Medicines Company's independent auditors' provision of certain other, non-audit related services to The Medicines Company is compatible with maintaining such auditors' independence.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the audit committee recommended to the board of directors that the audited financial statements be included in The Medicines Company's annual report on Form 10-K for the year ended December 31, 2002. The audit committee also recommended, subject to stockholder ratification, the appointment of Ernst & Young as The Medicines Company's independent auditors for the year ending December 31, 2003.

     By the Audit Committee of the Board of Directors

        M. Fazle Husain
        T. Scott Johnson
        Armin M. Kessler

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

     In August 1996, we entered into a strategic alliance with PharmaBio Development Inc., a wholly owned subsidiary of Quintiles Transnational Corporation and an affiliate of QFinance, Inc., one of our 5% stockholders. Under the terms of the strategic alliance agreement, PharmaBio and any of its affiliates who work on our projects will, at no cost to us, review and evaluate, jointly with us, development programs we design related to potential or actual product acquisitions. The purpose of this collaboration is to optimize the duration, cost, specifications and quality aspects of such programs. PharmaBio and its affiliates have also agreed to perform other services with respect to our products, including clinical and non-clinical development services, project management, project implementation, pharmacoeconomic services, regulatory affairs and post marketing surveillance services and statistical programming, data processing and data management services pursuant to work orders agreed to by us and PharmaBio from time to time. During 2002, we paid PharmaBio $1.1 million for services rendered under this agreement.

                    INFORMATION ABOUT OUR EXECUTIVE OFFICERS

OUR CURRENT EXECUTIVE OFFICERS

     Below is information about each of our executive officers other than Clive
A. Meanwell, our executive chairman, and David M. Stack, our chief executive officer. The information below includes each officer's age as of April 1, 2003, his position with us, the length of time he has held each position and his business experience for at least the past five years. Similar information for Dr. Meanwell and Mr. Stack, who are also directors, is included under the caption "Proposal One: Election of Class 3 Directors -- Other Current Directors." Our board of directors elects our officers annually, and officers serve until they resign or we or the board terminate their position. There are no family relationships among any of our directors, nominees for director and executive officers.

STEVEN H. KOEHLER
Age: 52

     Steven H. Koehler, M.B.A. has been our Vice President and Chief Financial Officer since April 2002. From March 2002 to April 2002, Mr. Koehler served as our Vice President, Finance and Business Administration. From July 2001 to March 2002, Mr. Koehler was Vice President, Finance and Chief Financial Officer of Vion Pharmaceuticals, Inc., a biotechnology company which develops cancer treatments. From April 1999 to July 2001, Mr. Koehler served as Vice President, Finance and Administration and as a member of the executive board of Knoll Pharmaceuticals, Inc., a wholly owned subsidiary of BASF Corporation, the U.S. subsidiary of a transnational chemical and life sciences company. From June 1997 to April 1999, Mr. Koehler was Vice President, Finance and Controlling for Knoll AG in Ludwigshafen, Germany, the former global pharmaceutical subsidiary of BASF AG. From November 1995 to June 1997, he served as Vice President, Value Based Management for Knoll AG. Mr. Koehler was Vice President, Finance and Treasurer for Boots Pharmaceuticals, Inc. from 1993 until its acquisition by Knoll in 1995. Mr. Koehler is a Certified Public Accountant. Mr. Koehler received a B.A. degree from Duke University and an M.B.A. degree from the Kellogg Graduate School of Management, Northwestern University.

JOHN D. RICHARDS
Age: 46

     John D. Richards, D. Phil. joined us in October 1997 and has been a Vice President since 1999, with a focus on product manufacturing and quality. From 1993 until he joined us in October 1997, Dr. Richards was Director of Process Development and Manufacturing at Immulogic Pharmaceutical Corporation, a pharmaceutical company. From 1989 to 1993, Dr. Richards was a Technical Manager at Zeneca PLC, a pharmaceutical company, where he developed and implemented processes for the manufacture of peptides as pharmaceutical active intermediates. In 1986, Dr. Richards helped establish Cambridge Research Biochemicals, a manufacturer of peptide-based products for pharmaceutical and academic customers. Dr. Richards received an M.A. and a D.Phil. in organic chemistry from the University of Oxford, United Kingdom, and has carried out post-doctoral research work at the Medical Research Councils Laboratory of Molecular Biology in Cambridge, United Kingdom.

PETER TEUBER
Age: 44

     Peter Teuber, Ph.D. has been a Vice President since June 2001 with a focus on product development. From February 1990 to May 2001, Dr. Teuber held positions at Roche Pharmaceuticals, Inc., a global pharmaceutical company, working on product development, strategic marketing and business development. He led the development and global marketing team working on XELODA(R), an oral treatment, from the product's first human trials through the initial New Drug Application filings, two supplemental filings and approval in the United States, Europe and over 70 other countries. In addition, at Roche Dr. Teuber acted as the head of project management and served as a member of the global regulatory management team. Dr. Teuber received a Ph.D., in Pharmacy from the University of Basel in Switzerland.

COMPENSATION OF OUR EXECUTIVE OFFICERS

  SUMMARY COMPENSATION

     The following table presents summary information for the years ended December 31, 2000, 2001 and 2002, for:

     - our executive chairman and our chief executive officer;

     - our three most highly compensated executive officers who were serving at the end of the fiscal year; and

     - one additional individual, John M. Nystrom, for whom disclosure would have been required but for the fact that he was not serving as an executive officer at the end of the fiscal year.

     These six individuals are referred to collectively as the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                                                               COMPENSATION
                                                                                                  AWARDS
                                                                                               ------------
                                                                     ANNUAL COMPENSATION(1)     SECURITIES
                                                                     -----------------------    UNDERLYING        ALL OTHER
NAME AND POSITION                                             YEAR     SALARY       BONUS       OPTIONS(#)    COMPENSATION($)(2)
-----------------                                             ----   ----------   ----------   ------------   ------------------
Clive A. Meanwell(3)........................................  2002    $300,000     $180,000      123,000            $  990
  Executive Chairman                                          2001    $300,000     $ 50,000       15,000            $  770
                                                              2000    $250,000     $ 85,000      424,781            $  852
David M. Stack(4)...........................................  2002    $265,000     $115,000      204,000            $1,325
  President and Chief                                         2001    $197,917     $ 40,000      215,000            $  516
  Executive Officer                                           2000    $112,500     $ 45,000      227,500            $  320
Peter Teuber(5).............................................  2002    $200,000     $119,986       50,000            $  420
  Vice President
Steven H. Koehler(6)........................................  2002    $172,689     $ 65,000      250,000            $  874
  Vice President and Chief Financial Officer
John D. Richards............................................  2002    $150,000     $ 48,000       25,000            $  450
  Vice President                                              2001    $150,000     $ 30,000       15,000            $  450
                                                              2000    $143,654     $ 42,100       51,591            $  304
John M. Nystrom(7)..........................................  2002    $198,519           --           --                --
  Former Vice President                                       2001    $185,000     $ 15,000        5,000            $1,651
                                                              2000    $165,000     $ 50,000      121,101            $  580

---------------

(1) Perquisites for the named executive officers did not exceed the lesser of $50,000 or 10% of total salary and bonus for the respective fiscal years and have been omitted in accordance with SEC rules.

(2) The dollar amount in the "All Other Compensation" column represents life insurance premium payments made by us on behalf of the named executive officer.

(3) Dr. Meanwell served as our President and Chief Executive Officer from 1996 to September 2001. In September 2001, he became our Executive Chairman.

(4) Mr. Stack became our President and Chief Executive Officer in September 2001. Mr. Stack served as a Senior Vice President of our company from April 2000 to September 2001.

(5) Dr. Teuber became a Vice President of our company in June 2001.

(6) Mr. Koehler became a Vice President of our company in March 2002 and our Chief Financial Officer in April 2002.

(7) Dr. Nystrom served as a Vice President of our company from September 1998 to July 2002.

  OPTION GRANTS IN 2002

     The following table summarizes information regarding options granted to each of the named executive officers during the year ended December 31, 2002. The exercise price per share of each option was equal to the closing price of our common stock on the NASDAQ National Market on the date of grant, and unless otherwise noted, each option becomes exercisable in 48 equal monthly installments commencing one month after the grant date.

     Amounts in the following table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not represent an estimate or projection of our future common stock prices. These amounts represent assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock and overall stock market conditions. The amounts reflected in the following table may not be achieved.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS(1)
                         -----------------------------------------------------   POTENTIAL REALIZABLE VALUE
                         NUMBER OF                                                 AT ASSUMED ANNUAL RATES
                         SECURITIES     PERCENT OF                               OF STOCK PRICE APPRECIATION
                         UNDERLYING   OPTIONS GRANTED   EXERCISE                       FOR OPTION TERM
                          OPTIONS      TO EMPLOYEES     PRICE PER   EXPIRATION   ---------------------------
NAME                      GRANTED         IN 2002         SHARE      DATE(2)          5%            10%
----                     ----------   ---------------   ---------   ----------   ------------   ------------
Clive A. Meanwell......   123,000           6.3%         $15.50      12/10/12     $1,198,988     $3,038,470
David M. Stack.........   100,000           5.1%         $10.77       6/26/12     $  677,320     $1,716,461
                          104,000           5.3%         $15.50      12/10/12     $1,013,778     $2,569,113
Peter Teuber...........    50,000           2.6%         $15.50      12/10/12     $  487,393     $1,235,150
Steven H. Koehler......   200,000(3)       10.3%         $12.82       3/13/12     $1,612,486     $4,086,356
                           50,000           2.6%         $15.50      12/10/12     $  487,393     $1,235,150
John D. Richards.......    25,000           1.2%         $15.50      12/10/12     $  243,697     $  617,575
John M. Nystrom........        --            --              --            --             --             --

---------------

(1) The percentage of total options granted to employees in 2002 is calculated based on options granted to employees under our 1998 stock incentive plan, as amended, and 2001 non-officer, non-director employee stock incentive plan.

(2) The options expire on the tenth anniversary of the date of grant.

(3) The option became exercisable with respect to 50,000 shares on March 13, 2003, the first anniversary of the date of grant, and thereafter becomes exercisable in 36 equal monthly installments.

  OPTION EXERCISES IN 2002 AND OPTION VALUES AT DECEMBER 31, 2002

     The following table sets forth information regarding options exercised by each of the named executive officers during the fiscal year ended December 31, 2002 and exercisable and unexercisable stock options held as of December 31, 2002 for each of the named executive officers.

     Amounts shown under the column "Value Realized" represent the difference between the option exercise price and the closing sale price of our common stock on the date of exercise. Amounts shown under the column "Value of Unexercised in the Money Options at December 31, 2002" have been calculated based on the closing sale price of our common stock on the NASDAQ National Market on December 31, 2002 of $16.02 per share, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for these shares.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN THE
                                                    OPTIONS AT DECEMBER 31,          MONEY OPTIONS AT
                           SHARES                            2002                    DECEMBER 31, 2002
                         ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                      EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   --------   -----------   -------------   -----------   -------------
Clive A. Meanwell......        --            --     320,731        282,930      $3,607,082     $1,517,560
David M. Stack.........    14,000      $187,335     216,489        416,011      $1,346,321     $1,302,071
Peter Teuber...........        --            --      53,229        136,771      $  132,006     $  260,144
Steven H. Koehler......        --            --          --        250,000              --     $  666,000
John D. Richards.......    15,500      $156,230      29,951         51,615      $  278,701     $  185,892
John M. Nystrom........    95,320      $800,751          --             --              --             --

     Our 1998 stock incentive plan provides that in the event of a merger or other acquisition event, our board of directors will provide that all outstanding options will be assumed, or equivalent options will be substituted, by the acquiring or succeeding corporation. If the acquiring or succeeding corporation does not agree to assume, or substitute for, options outstanding under the 1998 stock incentive plan, then our board of directors will provide
(1) that all unexercised options will become exercisable in full prior to the acquisition event and will terminate immediately prior to the consummation of such acquisition event or (2) for a cash payment in exchange for such options.

     Our 1998 stock incentive plan also provides that upon the occurrence of a change in control, as defined in the 1998 stock incentive plan, a participant's options will become immediately exercisable in full if within one year following such event, the participant's employment is terminated without cause or is terminated by the participant due to a change of more than 30 miles in the participant's principal business location, a material reduction in participant's employment responsibilities without cause, a material reduction in the participant's salary or a significant diminution in the participant's responsibilities without his or her agreement.

EXECUTIVE EMPLOYMENT AGREEMENTS

     Dr. Meanwell serves as our Executive Chairman pursuant to the terms of an employment agreement dated September 5, 1996. This agreement renews automatically on a yearly basis unless either party provides written notice of non-renewal at least 90 days prior to the expiration of the then-current term. Pursuant to the terms of the agreement, Dr. Meanwell's annual compensation is determined by our board of directors, subject to a minimum base salary specified in the employment agreement. If Dr. Meanwell terminates his employment for good reason, as defined in the agreement, or if we terminate his employment other than for cause, Dr. Meanwell will be entitled to three months salary and the same health, disability and other benefits as were provided during his employment for a period ending upon the earlier of (1) three months after the date of his termination or (2) the date upon which Dr. Meanwell commences full-time employment with a new employer. Dr. Meanwell has agreed not to compete with us during the term of his employment and for a period of one year after his termination, unless such termination is at our election or at the election of Dr. Meanwell for good reason.

     Mr. Stack serves as our Chief Executive Officer and President pursuant to the terms of an employment agreement dated November 1, 2001. This agreement renews automatically on a yearly basis unless either party provides written notice of non-renewal at least 90 days prior to the expiration of the then-current term. Pursuant to the terms of the agreement, Mr. Stack's annual compensation, including his eligibility to receive a bonus of up to 50% of his base salary, is determined by our board of directors, subject to a minimum base salary specified in the employment agreement. If Mr. Stack terminates his employment for good reason, as defined in the agreement, or if we terminate his employment other than for cause, Mr. Stack will be entitled to three months salary and the same health, disability and other benefits as were provided during this employment for a period ending upon the earlier of (1) three months after the date of his termination or (2) the date upon which Mr. Stack commences full-time employment with a new employer. Mr. Stack has agreed not to compete with us during the term of his employment and for a period of one year after his termination, unless such termination is at our election or at the election of Mr. Stack for good reason.

     Dr. Richards serves as one of our Vice Presidents pursuant to the terms of an employment agreement dated October 16, 1997. This agreement renews automatically on a yearly basis unless either party provides written notice of non-renewal at least 90 days prior to the expiration of the then-current term. Pursuant to the terms of the agreement, Dr. Richards' annual compensation, including his eligibility to receive a bonus of up to 35% of his base salary, is determined by our board of directors, subject to a minimum base salary specified in the employment agreement. If Dr. Richards terminates his employment for good reason, as defined in the agreement, or if we terminate his employment other than for cause, Dr. Richards will be entitled to three months salary and the same health, disability and other benefits as were provided during his employment for a period ending upon the earlier of (1) three months after the date of his termination or (2) the date upon which Dr. Richards commences full-time employment with a new employer. Dr. Richards has agreed not to compete with us during the term of his employment and for a period of one year after his termination, unless such termination is at our election or at the election of Dr. Richards for good cause.

     Dr. Nystrom served as one of our Vice Presidents until July 2002 pursuant to the terms of an employment agreement dated September 29, 1998. Pursuant to the terms of the agreement, Dr. Nystrom's annual compensation, including his eligibility to receive a bonus of up to 35% of his base salary, was determined by our board of directors, subject to a minimum base salary specified in the employment agreement. Dr. Nystrom has agreed not to compete with us for a period of one year after his separation from us.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The compensation committee of the board of directors, is responsible for reviewing and establishing compensation policies and practices with respect to The Medicines Company's executive officers, including the named executive officers, and setting the compensation for these individuals. The compensation committee also administers The Medicines Company's stock plans and grants stock options to The Medicines Company's employees, including executive officers.

  COMPENSATION PHILOSOPHY

     The compensation committee seeks to achieve three broad goals in connection with The Medicines Company's executive compensation programs and decisions regarding individual compensation. First, the compensation committee structures executive compensation programs in a manner that the committee believes will enable The Medicines Company to attract, motivate and retain executives who are capable of leading The Medicines Company in achieving its business objectives. Second, the compensation committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of The Medicines Company as a whole and/or the individual executive's particular business unit. By tying compensation in part to particular goals, the compensation committee believes that a performance-oriented environment is created for The Medicines Company's executives. Finally, The Medicines Company's executive compensation programs are intended to provide executives with an equity interest in The Medicines Company so as to link a portion of executives' compensation with the performance of The Medicines Company's common stock.

     The compensation programs for The Medicines Company's executives established by the compensation committee consist of three elements based upon the goals described above: base salary, annual cash bonus and a stock-based equity incentive in the form of participation in the 1998 stock incentive plan. The compensation committee reviews business objectives of The Medicines Company, assesses overall performance of The Medicines Company with respect to those business objectives and considers the performance of individual executives relative to their own specific objectives in the context of The Medicines Company's performance. Based on the committee's assessment of performance, it establishes an annual base salary for each executive and, when appropriate, designs cash bonus and stock-based equity incentives for executives as a way to reward good performance and to incentivize continued improvement in performance.

     In 2002, the compensation committee engaged the services of an employment compensation consulting firm to provide advice with respect to the compensation of The Medicines Company's executive officers and other employees. The consultants analyzed the compensation levels of executive officers of a peer group of companies for the most recently completed fiscal years, and then provided and discussed statistical information with the compensation committee. The compensation committee considered this information in reviewing executive compensation for 2002 and, in particular, establishing salaries and bonuses payable for 2003, in order to advance the compensation committee's philosophy of compensating The Medicines Company's executive officers at competitive levels.

  COMPENSATION IN 2002

     Base Salary. The minimum base salaries of our executive officers with employment agreements are established in those employment agreements. Subject to these minimums, salary levels of these executives are reviewed and normally adjusted annually. Base salaries of our executive officers without employment agreements are also reviewed and normally adjusted annually. In establishing base salaries for executives, the compensation committee considers the compensation of executive officers that have comparable qualifications, experience and responsibilities at companies in similar businesses of comparable size and success, including information provided by consultants engaged by the compensation committee. The compensation committee also considers the recommendations of the Executive Chairman and Chief Executive Officer as to the compensation of the other executive officers, the historic salary levels of the individual and the nature of the individual's responsibilities, and compares the individual's base salary with those of The Medicines Company's other executives. To the extent determined to be appropriate in establishing base salaries of The Medicines Company's executives, the compensation committee also considers general economic conditions and The Medicines Company's financial performance.

     Dr. Meanwell served as The Medicines Company's President and Chief Executive Officer from its inception in July 1996 to September 2001. Dr. Meanwell currently serves as the Executive Chairman and chairman of the board of directors. Mr. Stack has served as the President and Chief Executive Officer since September 2001. In 2002, Dr. Meanwell received an annual base salary of $300,000, and Mr. Stack received an annual base salary of $265,000. The annual base salaries of Dr. Meanwell and Mr. Stack were based upon analysis of other comparable public companies' chief executive officer's compensation and performance, and our significant accomplishments during 2001.

     Performance Bonuses. Although cash bonuses are not based on formulas, the compensation committee generally links them to the achievement of specified company and/or business unit performance objectives. The amount of the bonus paid, if any, varies among the executive officers and key managers depending on their success in achieving individual performance goals and their contribution to the achievement of corporate performance goals. The compensation committee annually reviews and assesses corporate goals and individual performance by executive officers and key managers. For 2002, and for the forseeable future, U.S. sales of Angiomax was, and will continue to be, the most important corporate performance criterion. Other corporate performance criteria that are considered by the compensation committee include achievements with respect to development milestones, business development objectives, commercialization goals and other measures of financial performance, including stock price appreciation. In particular, the compensation committee considered revenue growth in 2002 from sales of Angiomax, the successful outcome of the REPLACE-2 clinical trial and efforts relating to the licensing and development of clevidipine. For sales personnel, achievement of individual performance targets tends to be heavily weighted in determining bonuses, while for executive officers and other managers, achievement of corporate objectives tends to be more heavily weighted. Pursuant to such bonus policy, for 2002, Dr. Meanwell was awarded a cash bonus of $180,000, Mr. Stack was awarded a cash bonus of $115,000, Drs. Teuber and Richards were awarded a cash bonus of $119,986 and $48,000, respectively, and Mr. Koehler was awarded a cash bonus of $65,000. Each bonus was paid in 2003.

     Equity-Based Compensation. Stock option grants in 2002 were designed to link the overall compensation of an executive officer receiving such awards with his performance, in light of all other current and past compensation received by such executive officer, including the number and price of options held by the executive officer. Such grants, as a result of the applicable vesting arrangements, also serve as a means for The Medicines Company to retain the services of these individuals. In 2002, Dr. Meanwell was awarded stock options for the purchase of 123,000 shares of common stock, Mr. Stack was awarded stock options for the purchase of an aggregate of 204,000 shares of common stock, Drs. Teuber and Richards were awarded stock options for the purchase of 50,000 and 25,000 shares of common stock, respectively, and Mr. Koehler was awarded stock options for the purchase of an aggregate of 250,000 shares of common stock. These option grants were based on the criteria described above, and the exercise price of these options was equal to the closing sale price for our common stock on the NASDAQ National Market on the date of grant. All of the options vest in 48 equal monthly installments commencing one month after the date of grant, except for the option awarded to Mr. Koehler upon commencement of his employment. That option, for the purchase of 200,000 shares, became vested with respect to 50,000 shares on March 13, 2003, the first anniversary of the date of grant, and thereafter vests in 36 equal monthly installments. Vesting of options granted to executive officers may be accelerated upon a change in control of The Medicines Company and in other circumstances.

  COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company's Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The compensation committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to The Medicines Company's executive officers through option issuances under The Medicines Company's plans in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under The Medicines Company's plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the compensation committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the compensation committee believes such payments are appropriate and in the best interests of the company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

     By the Compensation Committee of the Board of Directors

        Armin M. Kessler
        James E. Thomas

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Kessler, Lowcock and Thomas served on the compensation committee during 2002. None has ever been an officer or employee of our company or had any relationship requiring disclosure by us under Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Mr. Lowcock ceased serving on the compensation committee in April 2003.

     None of our executive officers has served as a director or member of the compensation committee, or other committee serving an equivalent function of any other entity, one of whose executive officers served as one of our directors or as a member of our compensation committee.

                               OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

     The following table presents information we know regarding the beneficial ownership of our common stock as of February 28, 2003 for each person, entity or group of affiliated persons whom we know to beneficially own more than 5% of our common stock. The table also sets forth such information for our directors and named executive officers, individually, and our directors and executive officers as a group.

     Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Common stock purchase warrants and options to purchase shares of common stock that are exercisable within 60 days of February 28, 2003 are deemed to be beneficially owned by the person holding such warrants or options for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Applicable percentage of beneficial ownership is based on 46,438,577 shares of common stock outstanding, which represents 40,841,297 shares of common stock actually outstanding as of February 28, 2003 plus 5,597,297 shares of common stock sold in our public offering that closed on March 19, 2003.

     Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o The Medicines Company, 8 Campus Drive, Parsippany, New Jersey 07054.

                                                               NUMBER OF
                                                                 SHARES       PERCENTAGE
                                                              BENEFICIALLY   BENEFICIALLY
BENEFICIAL OWNER:                                                OWNED          OWNED
-----------------                                             ------------   ------------
Wellington Management Company, LLP(1).......................   5,357,240         11.5%
Biotech Growth N.V.(2)......................................   3,656,425          7.8%
T. Rowe Price Associates, Inc.(3)...........................   2,996,810          6.5%
Mutuelles AXA(4)............................................   2,096,430          4.5%
QFinance, Inc.(5)...........................................   2,062,520          4.4%
Clive A. Meanwell(6)........................................     627,990          1.3%
David M. Stack(7)...........................................     254,364            *
Steven H. Koehler(8)........................................      60,334            *
John M. Nystrom(9)..........................................       2,205            *
John D. Richards(10)........................................      28,852            *
Peter Teuber(11)............................................      66,534            *
Leonard Bell(12)............................................      15,647            *
William W. Crouse...........................................          --            *
Robert J. Hugin.............................................          --            *
M. Fazle Husain(13).........................................     120,113            *
T. Scott Johnson(14)........................................      84,824            *
Armin M. Kessler(15)........................................      91,311            *
Robert G. Savage............................................          --            *
James E. Thomas(16).........................................      67,847            *
All directors and executive officers as a group (13
  persons)..................................................   1,417,816          3.0%

---------------

  *  Represents beneficial ownership of less than 1%.

 (1) Includes shares owned by various investors for which Wellington Management Company, LLP serves as investment advisor with shared power to direct investments and/or to vote the shares. The shares were acquired by Wellington Trust Company, NA, a wholly owned subsidiary of Wellington Management Company, LLP. The address of Wellington Trust Company, NA and Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. This information is based on a Schedule 13G/A filed by Wellington Management Company, LLP with the SEC on February 12, 2003.

 (2) Consists of warrants to purchase 675,925 shares and 2,980,500 shares owned directly by Biotech Growth N.V. with respect to which BB Biotech AG and Biotech Growth N.V. share voting and dispositive power. Biotech Growth N.V. is a wholly owned subsidiary of BB Biotech AG. The address of Biotech Growth N.V. is Calle 53, Urbanizacion Obarrio, Torre Swiss Bank, Piso 16, Panama City, Zona 1, Republic of Panama. This information is based on a
     Schedule 13G/A filed by BB Biotech AG on behalf of Biotech Growth N.V. with the SEC on February 14, 2003.

 (3) Includes shares owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such shares; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202. This information is based on a Schedule 13G/A filed by T. Rowe Price Associates, Inc. with the SEC on February 4, 2003.

 (4) Includes 8,000 shares owned directly by AXA Rosenberg Investment Management LLC, a wholly owned subsidiary of AXA, 1,977,330 shares held by Alliance Capital Management L.P., a majority-owned subsidiary of AXA Financial, Inc., on behalf of unaffiliated third-party client discretionary investment advisory accounts, and 111,100 shares owned by The Equitable Life Assurance Society of the United States, a wholly owned subsidiary of AXA Financial, Inc. Mutelles AXA, a group of companies consisting of AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurance Vie Mutuelle and AXA Courtage Assurance Mutuelle, is the parent holding company of AXA. AXA is the parent holding company of AXA Financial, Inc. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Mutelles AXA (and each company of the group thereof) and AXA are deemed to be beneficial owners of such shares; however, each expressly disclaims that it is, in fact, the beneficial owner of such shares. The address of AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle and AXA Assurance Vie Mutuelle is 370, rue Saint Honore, 75001 Paris, France. The address of AXA Courtage Assurance Mutuelle is 26, rue Louis le Grand, 75002 Paris, France. The address of AXA is 25, avenue Matignon, 75008 Paris, France. The address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York 10104. This information is based on a Schedule 13G filed by AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurance Vie Mutuelle, AXA Courtage Assurance Mutuelle, AXA and AXA Financial, Inc. with the SEC on February 12, 2003.

 (5) Consists of shares owned directly by QFinance, Inc. with respect to which Quintiles Transnational Corp. and QFinance, Inc. share voting and dispositive power. QFinance, Inc. is a wholly owned subsidiary of Quintiles Transnational Corp. The address of QFinance, Inc. is c/o Quintiles Transnational Corp., 4709 Creekstone Drive, Suite 200, Durham, North Carolina 27703. This information is based on a Schedule 13G/A filed by Quintiles Transnational Corp. and QFinance, Inc. with the SEC on February 14, 2003.

 (6) Includes warrants to purchase 59,143 shares and options to purchase 366,261 shares. Excludes 350,000 shares subject to a pre-paid variable forward sales contract, pursuant to which Dr. Meanwell pledged 350,000 shares to secure a future obligation to deliver a maximum of 350,000 shares in February 2006.

 (7) Includes options to purchase 249,364 shares.

 (8) Includes options to purchase 58,334 shares.

 (9) Includes 1,100 shares held by one of Dr. Nystrom's children. Dr. Nystrom disclaims beneficial ownership of the shares held by his child.

(10) Includes options to purchase 21,752 shares.

(11) Includes options to purchase 66,459 shares.

(12) Consists of options to purchase 15,647 shares. The address of Dr. Bell is c/o Alexion Pharmaceuticals, Inc., 352 Knotter Drive, Chesire, Connecticut 06410.

(13) Includes options to purchase 5,001 shares held by Mr. Husain, 93,767 shares held by Morgan Stanley Venture Partners III, L.P., 8,983 shares held by Morgan Stanley Venture Investors III, L.P., and 4,102 shares held by The Morgan Stanley Venture Partners Entrepreneur Fund, L.P. Mr. Husain is a managing member of Morgan Stanley Venture Partners III, L.L.C., which is the general partner of each of the Morgan Stanley funds described above. Mr. Husain disclaims such beneficial ownership except to the extent of his pecuniary interest therein.

(14) Includes 5,000 shares held by Dr. Johnson as trustee, warrants to purchase 13,744 shares held by Dr. Johnson and options to purchase 5,001 shares held by Dr. Johnson. The address of Dr. Johnson is c/o JSB Partners, Damonmill Square 6A, Concord, Massachusetts 01742.

(15) Includes 3,000 shares held by Mr. Kessler's wife, warrants to purchase 33,796 shares held by Mr. Kessler and options to purchase 19,601 shares held by Mr. Kessler.

(16) Includes options to purchase 15,647 shares. The address of Mr. Thomas is c/o Thomas, McNerney & Partners, LLC, 375 Park Avenue, Suite 2001, New York, New York 10152.

COMPARATIVE STOCK PERFORMANCE

     The following graph compares the cumulative total stockholder return on our common stock for the period from August 8, 2000, the date of our initial public offering, through December 31, 2002 with the cumulative total return on the NASDAQ Stock Market (U.S.) Index and the NASDAQ Biotechnology Stocks Total Return Index. The comparison assumes $100.00 was invested on August 8, 2000 in our common stock and in each of the above indices and assumes reinvestment of dividends.

                              [PERFORMANCE GRAPH]

                                        8/8/00     12/31/00    12/31/01    12/31/02
                                        -------    --------    --------    --------
The Medicines Company                    $100       $94.52      $53.44      $73.87
NASDAQ Biotechnology Stocks Total
  Return Index                           $100       $93.40      $78.19      $48.59
NASDAQ Stock Market (U.S.) Index         $100       $63.74      $50.57      $34.96

     In accordance with the rules of the SEC, cumulative total return data for our common stock is based on the closing sale price of our common stock on the NASDAQ National Market of $21.69 per share on August 8, 2000, rather than the initial public offering price of $16.00 per share.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than ten percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Based solely on our review of copies of reports filed by the reporting persons furnished to us, or written representations from reporting persons, we believe that during 2002, the reporting persons complied with all Section 16(a) filing requirements, other than two late filings by each of Drs. Richards and Teuber, and one late filing by each of Messrs. Koehler and Stack and Dr. Meanwell.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: The Medicines Company, 8 Campus Drive, Parsippany, New Jersey 07054, Attention: Investor Relations, (973) 656-1616. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

     THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY AFTER DELIVERY OF WRITTEN REVOCATION OF THEIR PROXY TO THE CORPORATE SECRETARY.

                                          By order of the Board of Directors,

                                          /s/ Steven H. Koehler
                                          STEVEN H. KOEHLER
                                          Secretary

May 5, 2003

                                                                        Appendix


                             THE MEDICINES COMPANY

                                 8 CAMPUS DRIVE
                          PARSIPPANY, NEW JERSEY 07054

      PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 29, 2003

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoint(s) Clive A. Meanwell, David M. Stack and Steven H. Koehler, and each of them, attorneys or attorney of the undersigned (the "proxy holders"), with power of substitution in them and each of them, for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders (the "Meeting") of The Medicines Company (the "Company") to be held at the principal executive offices of the Company, 8 Campus Drive, Parsippany, New Jersey 07054, at 10:00 a.m. (local time), on Thursday, May 29, 2003, and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of shares of common stock of the Company that the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. Each of the following matters is proposed by the Company, and none of the matters is related to or conditioned on the approval of any other matters.

      In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

SEE REVERSE   CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE   SEE REVERSE
   SIDE                                                                  SIDE

    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)


                              FOLD AND DETACH HERE

                             PLEASE MARK HERE FOR ADDRESS CHANGE OR COMMENTS [ ]
                                                            SEE REVERSE SIDE

1. ELECT FOUR CLASS 3 DIRECTORS
   FOR TERMS TO EXPIRE AT THE
   2006 ANNUAL MEETING OF          FOR all nominees listed    WITHHOLD AUTHORITY
   STOCKHOLDERS.                    (except as indicated       to vote for all
                                       to the contrary)        nominees listed
   Nominees:

   01 Leonard Bell                           [ ]                      [ ]
   02 Armin M. Kessler
   03 Robert G. Savage
   04 James E. Thomas


   (Instructions: To withhold authority to vote for one or more individual nominees, write the name(s) of the nominee(s) on the line provided below.)

   ______________________________________________

2. RATIFY THE APPOINTMENT OF ERNST                 FOR       AGAINST     ABSTAIN
   & YOUNG LLP AS THE COMPANY'S
   INDEPENDENT AUDITORS FOR THE YEAR               [ ]         [ ]         [ ]
   ENDING DECEMBER 31, 2003.

                                                 MARK HERE IF YOU PLAN TO
                                                 ATTEND THE MEETING        [ ]

                                 THE SHARES REPRESENTED BY THIS PROXY WILL BE
                                 VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO
                                 DIRECTION IS GIVEN WITH RESPECT TO ANY OF THE PROPOSALS SPECIFIED ABOVE, THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSAL.

                                 Attendance of the undersigned at the Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

                                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                                      PROMPTLY USING THE ENCLOSED ENVELOPE.



Signature_____________________ Signature_____________________ Date______________

Note: The signature(s) on this proxy should correspond exactly with the stockholder's name as printed above and to the left. In the case of joint tenants, co-executors or co-trustees, both should sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give your full title as such.

                              FOLD AND DETACH HERE